
<ARTICLE>         OPUR3

<LEGEND>	This schedule contains summary financial information
extracted from the December 31, 1997 consolidated balance
sheet and the consolidated statements of income,
shareholders' equity and cash flows for the twelve-month
period ended 12/31/97 is qualified in its entirety by
references to such financial statements.

</LEGEND>
<MULTIPLIER>      1,000

<PERIOD-START>                                            JAN-01-1997
<PERIOD-TYPE>                                                    YEAR
<FISCAL-YEAR-END>                                         DEC-31-1997
<PERIOD-END>                                              DEC-31-1997
<BOOK-VALUE>                                                 PER-BOOK
<TOTAL-ASSETS>                                              3,347,510
<TOTAL-OPERATING-REVENUES>                                    209,510
<NET-INCOME>                                                  118,044

